EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Frederick County Bancorp, Inc. on Form S-8 of our report, dated February 15, 2011, relating to our audits of the consolidated financial statements of Frederick County Bancorp, Inc. which report is included in the Annual Report on Form 10-K of Frederick County Bancorp, Inc. for the year ended December 31, 2010.

/s/ Stegman & Company

Baltimore, Maryland
June 3, 2011